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EXHIBIT 10.21A

AMENDMENT TO THE FIRST OAK BROOK BANCSHARES, INC.
2001 INCENTIVE COMPENSATION PLAN

Paragraph 6(a) shall be amended to include the following at the end thereof:

“Notwithstanding anything herein to the contrary, effective January 1, 2005, the determination of Fair Market Value shall comply with Section 409A. “Section 409A” means Code Section 409A and any regulations and guidance of general applicability issued thereunder.”

Paragraph 9 shall be amended to include the following at the end thereof.

“No Option may be amended, modified, extended or renewed after December 31, 2004 in a manner that would subject the Option to Section 409A, unless such Option is intended to be subject to Section 409A and such amendment, modification, extension or renewal is made in accordance with Section 409A.”

The foregoing amendments were adopted on February 22, 2007 but effective as of January 1, 2005 unless Section 409A (as defined above) requires an earlier or later effective date, in which case such earlier or later date shall be the effective date.